Articles of Amendment to
                           Articles of Incorporation of
                          American Capital Holdings, Inc.
   (Name of corporation as currently filed with the Florida Dept. of State)

                                  P99000009372
                 (Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its articles of incorporation:

NEW CORPORATE NAME (if changing):


(must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.")(A professional corporation must contain the word "chartered","professional association", or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

    1. Article Four of the Articles of Incorporation shall be deleted and the following Article Four shall be inserted in its place:

                             ARTICLE FOUR
The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000), all of which shall be common shares with a par value of $.0001 per share.


     2. Article Seven - Section Two of the Articles of Incorporation shall be deleted and the following Article Seven - Section Two shall be inserted in its place:

                        ARTICLE SEVEN  - Section Two
  7.02 The names and addresses of the members of the Board of Directors as of 11/15/04 are:


  Name                     Address                          Title
-------------------       ----------------------------     ----------
Barney A. Richmond        100 Village Square Crossing      Director,
                          Suite 202  Chairman,             President,
                          Palm Beach Gardens, FL 33410     Secretary

Richard C. Turner         4200 Oak St.                     Treasurer,
                          Palm Beach Gardens, FL 33418     Director

Matt Salmon               1850 N. Central Ave.,            Director
                          Ste 2401
                          Phoenix, AZ  85004

Michael Camilleri         2101 N.W. Corporate Blvd.        Director
                          Suite 415
                          Boca Raton, FL  33431

Douglas Sizemore          207 Westchase Dr.                Director
                          Nashville, TN  37205

Norman E. Taplin          1555 Palm Beach Lakes Blvd,      Director
                          Suite 1510
                          West Palm Beach, FL  33401

Barry M. Goldwater, Jr.   3104 E. Camelback,               Director
                          Suite 274
                          Phoenix, AZ  85016


The date of each amendment(s) adoption:              November 15, 2004


Effective date, if applicable:              November 15, 2004
                            (no more than 90 days after amendment file date)


Adoption of Amendment(s)     (CHECK ONE)

      The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

      The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

      "The number of votes cast for the amendment(s) was/were sufficient for
         approval by                                            "

                                 (voting group)


  X   The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

      The amendment(s) was/were adopted by the incorporators without
        shareholder action and shareholder action was not         required.

Signed this 15th day of November, 2004.


Signature

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                            Barney A. Richmond
                 (Typed or printed name of person signing)
                 President/ Secretary/ Chairman / Director
                         (Title of person signing)